UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 11, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 Regulation FD Disclosure

     The purpose of this Current Report on Form 8-K is to furnish the presentations made by members of BB&T’s Executive Management team at its Investor and Analyst Day on February 11, 2009.

     These presentations contain certain forward-looking statements with respect to the financial condition, results of operations and businesses of BB&T. These forward-looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and the information available to management at the time that this presentation was prepared. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (2) changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (3) competitive pressures among depository and other financial institutions may increase significantly; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T is engaged; (5) local, state or federal taxing authorities may take tax positions that are adverse to BB&T; (6) adverse changes may occur in the securities markets; (7) competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully than BB&T; (8) costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expected; (9) expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frames; and (10) deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected. The forward-looking statements included in these presentations have not been examined or compiled by the independent registered public accountants of BB&T, nor have such accountants applied any procedures thereto. Accordingly, such accountants do not express an opinion or any other form of assurance on them.

     These presentations contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included on the Investor Relations section of BB&T’s website (www.bbt.com/investor) and as Exhibit 99.7.

     BB&T undertakes no responsibility to update the information presented in these presentations should facts and circumstances change.

ITEM 9.01 Financial Statements and Exhibits

Ex 99.1 Presentation made by Kelly King, Chief Executive Officer

Ex 99.2 Presentation made by Christopher Henson, Chief Operating Officer

Ex 99.3 Presentation made by Daryl Bible, Chief Financial Officer

Ex 99.4 Presentation made by Donna Goodrich, Deposit Services Manager

Ex 99.5 Presenation made by Clarke Starnes, Chief Credit Officer

Ex 99.6 Presentation made by Ricky Brown, Banking Network Manager

Ex 99.7 Appendix, Reconciliation of Non-GAAP measures

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ EDWARD D. VEST

Edward D. Vest
Executive Vice President and Controller
(Principal Accounting Officer)

Date:

February 11, 2009